UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 26, 2023	000-51254
Date of Report (Date of earliest event reported)	Commission File Number

PARKS! AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road

Pine Mountain, GA 31822

(Address of Principal Executive Offices) (Zip Code)

(706) 663-8744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRKA	OTCPink

Item 8.01. Other Events.

On April 15, 2023, Parks! America, Inc. (the “Company”) reopened its popular 3.5-mile-long drive through at its Wild Animal Safari®, Pine Mountain Park (the “Park”). The Park closed following extensive damage caused by severe weather, including multiple tornados and over nine inches of rain, on March 26-27, 2023, resulting in more than 4,500 fallen trees and damage to many of the Park’s enclosures, fencing and other infrastructure. The Walkabout Adventure portion of the property was particularly hard hit and is expected to reopen in two phases, with the first anticipated to occur by mid-May and the remainder in 2024.

The Park was closed for 20 days, including for most of its traditionally busy spring break period, which has historically comprised approximately 10%-15% of its annual revenue. The total cost to clean up and reopen the majority of the park is expected to be in the range of $2.0 million to $2.5 million. Management is working with its insurance providers and anticipated related proceeds are not expected to exceed $700,000, factoring in deductibles and co-insurance. The Company is also working with local, state, and federal agencies to explore options to assist with offsetting recovery and rebuilding costs.

Now that the Park has reopened, management is exploring options with the Board at re-directing future capital investment at the Park.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired:

Not applicable

(b) Pro forma financial information:

Not applicable

(c) Shell company transactions:

Not applicable

(d) Exhibits:

Not applicable

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2023

PARKS! AMERICA, INC.

By:	/s/ Todd R. White
Name:	Todd R. White
Title:	Chief Financial Officer

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